UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 30, 2007

TANGER FACTORY OUTLET CENTERS, INC.

_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of Incorporation)	1-11986 (Commission File Number)	56-1815473 (I.R.S. Employer Identification Number)

3200 Northline Avenue, Greensboro, North Carolina 27408 (Address of principal executive offices) (Zip Code)
(336) 292-3010 (Registrants’ telephone number, including area code) N/A (former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange

⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On Thursday May 31, 2007, Tanger Factory Outlet Centers, Inc. (the “Company”) filed a press release to announced that at its Annual Meeting of Shareholders reconvened yesterday, May 30, 2007, proposal #4 to amend the Company’s articles of incorporation creating four new classes of preferred shares, each class having four million shares with a par value of $.01 per share, was approved by a majority of the votes cast by the holders of its common shares and a majority of the votes cast by the Class C Preferred Shares voting as a class. As previously announced, the Annual Meeting of Shareholders had been adjourned in order to give all shareholders the benefit of additional time to vote. Due to the non-routine nature of this proposal, brokers were not allowed to vote on behalf of their clients.  A copy of the Company’s press release is furnished as Exhibit 99.1 to this report on Form 8-K.  The information contained in this report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specified otherwise.

Item 9.01                      Financial Statements and Exhibits

(c) Exhibits

The following exhibits are included with this Report:

Exhibit 99.1	Press release to announce the approval of proxy proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 31, 2007

TANGER FACTORY OUTLET CENTERS, INC.

By:     /s/ Frank C. Marchisello, Jr.
           Frank C. Marchisello, Jr.
    Executive Vice President, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.

99.1	Press release to announce the approval of proxy proposal.